[Wilmer Cutler Pickering Hale and Dorr LLP]

October 25, 2004

Centene Corporation

7711 Carondelet Avenue, Suite 800

St. Louis, MO 63105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Centene Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s:

1.	common stock, $0.001 par value per share (the “Common Stock”);

2.	preferred stock, $0.001 par value per share (the “Preferred Stock”);

3.	debt securities (the “Debt Securities”);

4.	warrants to purchase Common Stock, Preferred Stock and Debt Securities (the “Warrants”); and

5.	securities purchase contracts and securities purchase units (the “Securities Purchase Contracts and Securities Purchase Units”, and together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $300,000,000.

The Debt Securities may be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Indenture”). Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as a warrant agent. The Securities Purchase Contracts and Securities Purchase Units will be issued pursuant to a securities purchase contract agreement or a securities purchase unit agreement between the Company and the agent named in each (each, a “Purchase Agreement”).

We are acting as counsel for the Company in connection with the filing of the Registration Statement. We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as

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OCTOBER 25, 2004

originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We are opining herein solely with respect to the federal laws of the United States, the state laws of the State of New York and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of New York, and we are expressing no opinion herein as to whether such assumptions are reasonable or correct.

We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

Our opinions below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally; (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; (d) general equitable principles; and (e) applicable usury laws of jurisdictions other than the State of New York. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

We express no opinion as to the enforceability of any provision (a) to the effect that rights and remedies are not exclusive, that any right or remedy is cumulative and may be exercised in addition to any other right or remedy and does not preclude recourse to one or more other rights or remedies, (b) relating to the effect of invalidity or unenforceability of any provision on the validity or enforceability of any other provision, (c) that indemnifies any person against damages arising from its own negligence or misconduct, (d) that is a violation of public policy or (e) that relates to choice of law (to the extent such issue is determined under the laws of any jurisdiction other than the State of New York) or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Votes”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

CENTENE CORPORATION

OCTOBER 25, 2004

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Preferred Stock, such Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes, such Debt Securities will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Votes, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Securities Purchase Contracts and Securities Purchase Units, when (i) specifically authorized for issuance by the Authorizing Votes, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Purchase Agreement relating to the Securities Purchase Contracts or the Securities Purchase Units has been duly authorized, executed, and delivered, (iv) the terms of the Securities Purchase Contracts or the Securities Purchase Units and of their issuance and sale have been duly established in conformity with the Purchase Agreement relating to the Securities Purchase Contracts or the Securities Purchase Units and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the

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OCTOBER 25, 2004

Company, (v) the Securities Purchase Contracts or the Securities Purchase Units have been duly executed and delivered in accordance with the Purchase Agreement relating to the Securities Purchase Contracts or the Securities Purchase Units and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Authorizing Votes, such Securities Purchase Contracts or the Securities Purchase Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Stock, Preferred Stock, Debt Securities, Warrants, Securities Purchase Contracts and Securities Purchase Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By: /S/    MARK L. JOHNSON

        Mark L. Johnson, a Partner